SALIVA DIAGNOSTIC SYSTEMS, INC.
                        COMPUTATION OF EARNINGS PER SHARE
                                   (UNAUDITED)
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
                                           Three months ended              Nine months ended
                                              September 30,                   September 30,
                                         --------------------            --------------------
                                         2001            2000            2001            2000
                                         ----            ----            ----            ----
Basic earnings:
Net (loss)                           $    (86,107)   $   (236,673)   $   (446,848)   $   (807,895)
                                     ------------    ------------    ------------    ------------
Shares:
Weighted common shares outstanding     30,378,156      23,976,944      29,743,017      18,784,172
                                     ------------    ------------    ------------    ------------
Basic net  (loss) per share          $      -        $      (0.01)   $      (0.02)   $      (0.04)
                                     ============    ============    ============    ============
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